Wingstop Announces Inaugural $250 Million Share Repurchase Program
DALLAS, August 17, 2023 – Wingstop Inc. (NASDAQ: WING) today announced that its board of directors approved a new share repurchase program with authorization to purchase up to $250.0 million of its outstanding shares of common stock, effective immediately.
"Since our IPO, total shareholder returns have exceeded 850%, demonstrating our commitment to returning capital to shareholders," commented Alex Kaleida, Chief Financial Officer. "We believe Wingstop is in a category of one, whether it's the strength of our sustaining sales growth or the best-in-class returns for our brand partners and shareholders. Our new share repurchase program together with our regular dividend program underscore the strength of our highly franchised, asset-lite model and our ability to enhance shareholder returns while preserving financial flexibility to support our strategic growth initiatives."

Repurchases under the program may be made in the open market, in privately negotiated transactions or by other means, including through trading plans intended to qualify under Rule 10b5-1 of the Securities and Exchange Act of 1934 and accelerated share repurchase agreements, with the amount and timing of repurchases to be determined at Wingstop’s discretion, depending on market and business conditions, and prevailing stock prices among other factors. Open market repurchases will be structured to occur in accordance with applicable federal securities laws. This program does not obligate Wingstop to acquire any particular amount of common stock, and may be modified, suspended or terminated at any time at Wingstop's discretion.
Wingstop expects to fund repurchases with a combination of existing cash and cash equivalents and cash flows from operations. As of July 1, 2023, Wingstop had cash and cash equivalents of $188.5 million.
About Wingstop
Founded in 1994 and headquartered in Dallas, TX, Wingstop Inc. (NASDAQ: WING) operates and franchises more than 2,000 locations worldwide. The Wing Experts are dedicated to Serving the World Flavor through an unparalleled guest experience and use of a best-in-class technology platform, all while offering classic and boneless wings, tenders, and chicken sandwiches, always cooked to order and hand sauced-and-tossed in fans’ choice of 11 bold, distinctive flavors. Wingstop’s menu also features signature sides including fresh-cut, seasoned fries and freshly-made ranch and bleu cheese dips.

In fiscal year 2022, Wingstop’s system-wide sales increased 16.8% to approximately $2.7 billion, marking the 19th consecutive year of same store sales growth. With a vision of becoming a Top 10 Global Restaurant Brand, Wingstop’s system is comprised of independent franchisees, or brand partners, who account for approximately 98% of Wingstop’s total restaurant count of 2,046 as of July 1, 2023.

A key to this business success and consumer fandom stems from The Wingstop Way, which includes a core value system of being Authentic, Entrepreneurial, Service-minded, and Fun. The Wingstop Way extends to the brand’s environmental, social and governance platform as Wingstop seeks to provide value to all guests.

Rounding out a strong year in 2022, the Company made Technomic 500’s “Fastest Growing Franchise” list, was ranked #16 on Entrepreneur Magazine’s “Franchise 500,” won Fast Casual’s Excellence in Food Safety award, and was named to Fast Company’s “The World’s Most Innovative Companies” list ranking #4 in the dining category.

For more information visit www.wingstop.com or www.wingstop.com/own-a-wingstop and follow @Wingstop on Twitter, Instagram, Facebook, and TikTok. Learn more about Wingstop’s involvement in its local communities at www.wingstopcharities.org.

Forward-looking Statements

This news release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of our expectations concerning the implementation and execution of our share repurchase program and our strategic growth initiatives. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “may,” “will,” “should,” “expect,” “intend,” “plan,” “outlook,” “guidance,” “anticipate,” “believe,” “think,” “estimate,” “seek,” “predict,” “can,” “could,” “project,” “potential” or, in each case, their negative or other variations or comparable terminology, although not all forward-looking statements are accompanied by such terms. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks, and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. Please refer to the risk factors discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this news release.

When considering forward-looking statements in this news release or that we make in other reports or statements, you should keep in mind the cautionary statements in this news release and future reports we file with the SEC. New risks and uncertainties arise from time to time, and we cannot predict when they may arise or how they may affect us. Any forward-looking statement in this news release speaks only as of the date on which it was made. Except as required by law, we assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.
Media Contact
Maddie Lupori
Media@wingstop.com
Investor Contact
Kristen Thomas
IR@wingstop.com